UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2017
Date of Report (Date of Earliest Event Reported)

IntelGenx Technologies Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870638336
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

6420 Abrams, Ville St- Laurent, Quebec, Canada	H4S 1Y2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Agency Agreement

On August 8, 2017, IntelGenx Technologies Corp. (the “Company”) entered into a Supplemental Agency Agreement (the “Supplemental Agreement”) with Desjardins Securities Inc. (the “Lead Agent”), Laurentian Bank Securities Inc. (“Laurentian”) and Echelon Wealth Partners Inc. (“Echelon” and collectively, with Laurentian and the Lead Agent, the “Agents”) relating to the offering (the “Supplemental Offering”) by the Company of an aggregate of a Cdn$762,000 principal amount of 8% convertible unsecured subordinated debentures (the “Debentures”) due June 30, 2020 (the “Maturity Date”). The Debentures will bear interest at an annual rate of 8%, payable semi-annually on the last day of June and December of each year, commencing on December 31, 2017. The Supplemental Offering is the second tranche of the offering in which the Company issued an aggregate principal amount of CDN$6,838,000 of Debentures on July 12, 2017.

The Supplemental Agreement supplements the Agency Agreement entered by the Company and the Agents on June 28, 2017, as more fully described in the Company’s Current Report on Form 8-K filed the United States Securities and Exchange Commission on July 5, 2017.

The Debentures will be redeemable, in whole or in part, at the option of the Company and each Debenture will be convertible into shares of common stock of the Company (the “Shares”) at the option of the holder at any time prior to the close of business on the earlier of the Maturity Date and the business day immediately preceding the date specified by the Company for redemptions of the Debentures, the whole upon and subject to the terms set forth in the Indenture for the Debentures.

In consideration for the Agents’ services to the Company in connection with the Supplemental Offering, the Company has agreed to pay to the Lead Agent, on behalf of the Agents, at closing of the Supplemental Offering an aggregate amount in cash (the “Agents’ Fee”) equal to 6% of the gross proceeds from the sale of the Debentures pursuant to the Supplemental Offering. The Agents have agreed with the Company that the Agents’ Fee shall be allocated as follows: (a) 67.5% of the aggregate Agents’ Fee shall be allocated to the Lead Agent, (b) 22.5% of the aggregate Agents’ Fee shall be allocated to Laurentian, and (c) 10.0% of the aggregate Agents’ Fee shall be allocated to Echelon.

The Supplemental Agreement contains customary representations, warranties and covenants by the Company, conditions to closing and indemnification provisions.

The Debentures and the Shares are registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-1, as amended (No. 333-217148), which was declared effective on July 11, 2017.

The foregoing summary of certain provisions of the Supplemental Agreement is qualified in its entirety by reference to the Supplemental Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Supplemental Indenture

On August 8, 2017, the Company entered into the First Supplemental Trust Indenture (the “Supplemental Indenture”) to the Trust Indenture (the “Indenture”) dated as of July 12, 2017 with TSX Trust Company (the “Trustee”).

The Supplemental indenture was entered into for the purpose of increasing the aggregate principal amount of Debentures authorized to be issued under the Indenture from Cdn$6,838,000 to Cdn$7,600,000.

The Indenture is more fully described in the Company’s Current Report on Form 8-K filed the United States Securities and Exchange Commission on July 12, 2017.

The foregoing summary of certain provisions of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: August 9, 2017	/s/ Ingrid Zerbe
Ingrid Zerbe
Corporate Secretary